UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2016 (June 6, 2016)

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

HUGHES SATELLITE SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO	333-179121	45-0897865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 7, 2016, EchoStar Corporation (“EchoStar”), the parent company of Hughes Satellite Systems Corporation (“HSSC”), issued a press release announcing that HSSC completed its offers (each, a “Change of Control Offer”) to repurchase for cash all or any part of its 6½% Senior Secured Notes due 2019 (CUSIP Number 444454 AB8) (the “Secured Notes”) and its 7⅝% Senior Notes due 2021 (CUSIP Number 444454 AA0) (together with the Secured Notes, the “Notes”), in each case at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase. The Change of Control Offers expired at 5:00 P.M. (Eastern Daylight Time) on June 6, 2016, with none of the Notes tendered for repurchase. As previously disclosed, following the completion of the Change of Control Offers, all outstanding Notes will again be reported as long-term debt on EchoStar’s and HSSC’s consolidated balance sheets.

A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated June 7, 2016 issued by EchoStar Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

HUGHES SATELLITE SYSTEMS CORPORATION
Date: June 7, 2016	By:	/s/Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release dated June 7, 2016 issued by EchoStar Corporation.

4